UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2024
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LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 1st Street SW,	Suite 200	24011
Roanoke,	VA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (540) 769-8400
N/A
(Former name or former address, if changed since last report.)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Loan Agreement

On October 25, 2024 (the “Closing Date”), Luna Innovations Incorporated (the “Company”) entered into that certain First Amendment (the “Loan Amendment”) to Loan Agreement (the “Loan Agreement”), by and among the Company, as borrower, Luna Technologies, Inc. and General Photonics Corp., as guarantors (together with the Company, the “Loan Parties”), certain funds affiliated with White Hat Capital Partners LP (collectively, the “Lenders”), and White Hat Lightning Opportunity LP, as agent (the “Agent”). The Loan Amendment provides for, among other things, the extension of certain incremental term facilities to the Company in an aggregate amount of $15,000,000 (the “Term Loans”), bringing the resulting total Term Loan commitment to $30,000,000, to provide funds for working capital and general corporate purposes of the Loan Parties. The Loan Amendment provides that the Loan Agreement will mature on the earlier of (i) June 30, 2025, subject to possible extension if the Company meets certain milestones related to a Sale Transaction (as defined in the Loan Agreement), and (ii) the date on which a Sale Transaction closes.

The Loan Amendment provides that the Loan Agreement will bear interest at a floating rate per annum equal to the Secured Overnight Financing Rate plus a margin of 12%, with such interest payable monthly in cash in arrears, effective as of the Closing Date.

In connection with the Loan Amendment, on the Closing Date, (i) the Loan Parties and PNC Bank, National Association (“PNC”) entered into that certain Fifth Amendment (the “PNC Amendment”) to the Loan Agreement, dated as of December 1, 2020, to, among other things, permit the incurrence of the new Term Loans and (ii) the Loan Parties, Lenders, Agent and PNC entered into that certain First Amendment (the “Subordination Agreement Amendment” and, together with the Loan Amendment and the other ancillary transaction documents executed in connection with the Loan Amendment, the “Transaction Documents”) to the Subordination and Intercreditor Agreement, dated as of July 19, 2024, to, among other things, restate the relative rights and priority of PNC and the Agent.

The foregoing descriptions of the PNC Amendment and Loan Amendment contained herein do not purport to be complete and are qualified in their entirety by reference to the full texts of the PNC Amendment and the Loan Amendment, which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Private Placement of Series B Convertible Preferred Stock

In connection with the execution of the Transaction Documents, on the Closing Date, the Company entered into that certain Letter Agreement (the “Letter Agreement”) with the holders (the “Holders”) of the Company’s outstanding Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Convertible Preferred Stock”) pursuant to which, among other things, the Holders (i) provided consent to the Company’s entry into the Transaction Documents (the “Preferred Consent”) as required by the terms of the outstanding Series B Convertible Preferred Stock and (ii) agreed to exercise a portion of their right to purchase, on a pro rata basis, and the Company agreed to issue and sell, 3,000 shares of the Series B Convertible Preferred Stock in exchange for the Preferred Consent and an amount in cash equal to the par value thereof, in accordance with that certain Subscription Agreement, dated December 21, 2023, as amended by the Letter Agreement. The offer and sale of the Series B Convertible Preferred Stock were made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Letter Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Amendment, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the heading “First Amendment to Loan Agreement” is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the heading “Private Placement of Series B Convertible Preferred Stock” is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Fifth Amendment to Loan Documents, dated as of October 25, 2024, by and between the Company and PNC Bank, National Association
10.2
First Amendment to Loan Agreement, dated as of October 25, 2024, by and among the Company, Luna Technologies, Inc., General Photonics Corp., White Hat Lightning Opportunity LP and certain funds affiliated with White Hat Capital Partners LP

10.3	Letter Agreement, dated as of October 25, 2024, by and among the Company and the Holders*
104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish on a supplemental basis to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated
By: /s/ Ryan Stewart
Name: Ryan Stewart
Title: SVP, General Counsel and Corporate Secretary
Date: October 25, 2024